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                                                                   Exhibit 10.11

                             AMENDMENT NO. 1 TO THE
                           2003 EQUITY INCENTIVE PLAN

A general amendment to the 2003 Equity Incentive Plan (the "Plan") was approved by the Board of Directors on July 14, 2003. On August 7, 2003, in order to implement the board's amendment, the Compensation Committee of the Board of Directors approved the following specific changes:

          (a) Section 4.1 of the Plan was amended to provide that the maximum number of shares of Common Stock which may be issued under the Plan shall be 6,000,000;

          (b) Section 5.1(c) of the Plan was amended to provide that no individual may be granted in any calendar year Options to purchase more than 2,000,000 shares of Common Stock; and

          (c) Section 7.7 of the Plan was amended to provide that no individual may be granted in any calendar year more than 2,000,000 shares of Common stock subject to any combination of "Performance Awards," "Restricted Stock" (each as defined in the Plan) or other share based Awards, subject to performance criteria.